Exhibit2.01
Resource Extraction Payment Report
Harmony Gold Mining Company Limited
For the period July 1, 2023 to June 30, 2024
Currency of report: South African Rand
In this exhibit, references to “R”, “Rand” is to the South African Rand, the lawful currency of South Africa, “A$” and “Australian dollars” refers to Australian dollars, “K” or “Kina” refers to Papua New Guinean Kina.
Government-level Disclosure

Figures in million
Country	Payee Name	Departments, Agency, etc. within Payee that Received Payments	Taxes	Royalties	Fees	Production entitlements	Bonuses	Dividends	Payments for infrastructure improvements	Community and social responsibility payments that required by law or contract	Total
South Africa	Government of South Africa	South African Revenue Service (SARS)	2,412	1,172	—	—	—	—	—	—	3,584
		National Nuclear Regulator	—	—	13	—	—	—	—	—	13
Total South Africa			2,412	1,172	13	—	—	—	—	—	3,597
Papua New Guinea	Government of Papua New Guinea	Papua New Guinea Internal Revenue Commission	7	87	71	—	—	—	—	—	165
Total			2,419	1,259	84	—	—	—	—	—	3,762
Notes:
*    When payments are made in A$ or Kina, they were converted into Rand using the weighted average of exchange rates during the reporting period. The weighted average exchange rate for the period from July 1, 2023 to June 30, 2024 were 1R = 0.0815A$ and 1A$ = 2.4489Kina.
Project-level Disclosure

Figures in million
Country	Mineral type	Entity[1]	Project**	Taxes	Royalties	Fees	Production entitlements	Bonuses	Dividends	Payments for infrastructure improvements	Community and social responsibility payments that required by law or contract	Total
South Africa	Gold	Avgold Limited	Target 1	—	18	1	—	—	—	—	—	19
		Chemwes (Proprietary) Limited	Mine Waste Solutions	—	—	1	—	—	—	—	—	1
		Covalent Water Company (Proprietary) Limited	Mponeng[2]	—	—	1	—	—	—	—	—	1
		Freegold (Harmony) Proprietary Limited	Freegold[3]	226	170	3	—	—	—	—	—	399
		Golden Core Trade and Invest (Proprietary) Limited	Golden Core[4]	1,144	432	1	—	—	—	—	—	1,577
		Harmony Gold Mining Company Limited	Harmony[5]	177	91	2	—	—	—	—	—	270
		Harmony Moab Khotsong Operations (Proprietary) Limited	Moab Khotsong	620	255	1	—	—	—	—	—	876
		Kalahari Goldridge Mining Company Limited	Kalgold	38	48	—	—	—	—	—	—	86
		Randfontein Estates Limited	Randfontein Estates[6]	24	158	1	—	—	—	—	—	183
		Tswelopele Beneficiation Operation (Proprietary) Limited	Phoenix	183	—	1	—	—	—	—	—	184
	Uranium[7]	Harmony Moab Khotsong Operations (Proprietary) Limited	Moab Khotsong (Uranium)	—	—	1	—	—	—	—	—	1
Papua New Guinea	Gold	Morobe Consolidated Goldfields Limited	Hidden Valley	7	87	71	—	—	—	—	—	165
	Silver[7]	Morobe Consolidated Goldfields Limited	Hidden Valley	—	—	—	—	—	—	—	—	—
Total				2,419	1,259	84	—	—	—	—	—	3,762
Notes:
1    The disclosure has been done at a statutory entity level as this is the lowest level of disaggregation used for the payment of taxes and royalties.
2    Covalent forms part of the Mponeng segment extraction process.
3    Freegold consists of Tshepong North, Tshepong South and Joel operations.
4    Golden Core consists of Mponeng and Savuka Tailings operations.
5    Harmony consists of Masimong and Central Plant Reclamation operations.
6    Randfontein Estates consist of Doornkop and Kusasalethu operations.
7    As all payments for commodities are made in aggregate, the amounts have been included under gold, being the primary commodity for the group.
*    When payments are made in A$ or Kina, they were converted into Rand using the weighted average of exchange rates during the reporting period. The weighted average exchange rate for the period from 1 July 2023 to June 30, 2024 were 1R = 0.0815A$ and 1A$ = 2.4489Kina.
**    Where the entity has more than one operation, details have been provided in a footnote.

Exhibit2.01
Payment details disclosure

	Disclosure of payments, details
N	Country	Resource	Entity[1]	Project	Extraction Method	Segment	Government	Payment Type	Amount (R million)
1	South Africa	Gold	Avgold Limited	Target 1	Underground Mining	Mining Operations	South African Revenue Service	Royalties	18
2	South Africa	Gold	Avgold Limited	Target 1	Underground Mining	Mining Operations	National Nuclear Regulator	Fees	1
3	South Africa	Gold	Chemwes (Proprietary) Limited***	Mine Waste Solutions	Open Pit	Mining Operations	South African Revenue Service	Taxes	—
4	South Africa	Gold	Chemwes (Proprietary) Limited***	Mine Waste Solutions	Open Pit	Mining Operations	South African Revenue Service	Royalties	—
5	South Africa	Gold	Chemwes (Proprietary) Limited***	Mine Waste Solutions	Open Pit	Mining Operations	National Nuclear Regulator	Fees	1
6	South Africa	Gold	Covalent Water Company (Proprietary) Limited	Mponeng	Underground Mining	Mining Operations	South African Revenue Service	Taxes	—
7	South Africa	Gold	Covalent Water Company (Proprietary) Limited	Mponeng	Underground Mining	Mining Operations	National Nuclear Regulator	Fees	1
8	South Africa	Gold	Freegold (Harmony) Proprietary Limited	Freegold	Underground Mining	Mining Operations	South African Revenue Service	Taxes	226
9	South Africa	Gold	Freegold (Harmony) Proprietary Limited	Freegold	Underground Mining	Mining Operations	South African Revenue Service	Royalties	170
10	South Africa	Gold	Freegold (Harmony) Proprietary Limited	Freegold	Underground Mining	Mining Operations	National Nuclear Regulator	Fees	3
11	South Africa	Gold	Golden Core Trade and Invest (Proprietary) Limited	Golden Core	Underground Mining	Mining Operations	South African Revenue Service	Taxes	1,144
12	South Africa	Gold	Golden Core Trade and Invest (Proprietary) Limited	Golden Core	Underground Mining	Mining Operations	South African Revenue Service	Royalties	432
13	South Africa	Gold	Golden Core Trade and Invest (Proprietary) Limited	Golden Core	Underground Mining	Mining Operations	National Nuclear Regulator	Fees	1
14	South Africa	Gold	Harmony Gold Mining Company Limited	Harmony	Underground Mining	Mining Operations	South African Revenue Service	Taxes	177
15	South Africa	Gold	Harmony Gold Mining Company Limited	Harmony	Underground Mining	Mining Operations	South African Revenue Service	Royalties	91
16	South Africa	Gold	Harmony Gold Mining Company Limited	Harmony	Underground Mining	Mining Operations	National Nuclear Regulator	Fees	2
17	South Africa	Gold	Harmony Moab Khotsong Operations (Proprietary) Limited	Moab Khotsong	Underground Mining	Mining Operations	South African Revenue Service	Taxes	620
18	South Africa	Gold	Harmony Moab Khotsong Operations (Proprietary) Limited	Moab Khotsong	Underground Mining	Mining Operations	South African Revenue Service	Royalties	255
19	South Africa	Gold	Harmony Moab Khotsong Operations (Proprietary) Limited	Moab Khotsong	Underground Mining	Mining Operations	National Nuclear Regulator	Fees	1
20	South Africa	Uranium	Harmony Moab Khotsong Operations (Proprietary) Limited	Moab Khotsong	Underground Mining	Mining Operations	South African Revenue Service	Taxes	—
21	South Africa	Uranium	Harmony Moab Khotsong Operations (Proprietary) Limited	Moab Khotsong	Underground Mining	Mining Operations	National Nuclear Regulator	Fess	1
22	South Africa	Gold	Kalahari Goldridge Mining Company Limited	Kalgold	Open Pit	Mining Operations	South African Revenue Service	Royalties	48
23	South Africa	Gold	Kalahari Goldridge Mining Company Limited	Kalgold	Open Pit	Mining Operations	South African Revenue Service	Taxes	38
24	South Africa	Gold	Randfontein Estates Limited	Randfontein Estates	Underground Mining	Mining Operations	South African Revenue Service	Taxes	24
25	South Africa	Gold	Randfontein Estates Limited	Randfontein Estates	Underground Mining	Mining Operations	South African Revenue Service	Royalties	158
26	South Africa	Gold	Randfontein Estates Limited	Randfontein Estates	Underground Mining	Mining Operations	National Nuclear Regulator	Fees	1
27	South Africa	Gold	Tswelopele Beneficiation Operation (Proprietary) Limited***	Phoenix	Open Pit	Mining Operations	South African Revenue Service	Taxes	183
28	South Africa	Gold	Tswelopele Beneficiation Operation (Proprietary) Limited***	Phoenix	Open Pit	Mining Operations	National Nuclear Regulator	Fees	1
29	Papua New Guinea	Gold	Morobe Consolidated Goldfields Limited	Hidden Valley	Open Pit	Mining Operations	Papua New Guinea Internal Revenue Commission	Taxes	7
30	Papua New Guinea	Gold	Morobe Consolidated Goldfields Limited	Hidden Valley	Open Pit	Mining Operations	Papua New Guinea Internal Revenue Commission	Royalties	87
31	Papua New Guinea	Gold	Morobe Consolidated Goldfields Limited	Hidden Valley	Open Pit	Mining Operations	Papua New Guinea Internal Revenue Commission	Fees	71
32	Papua New Guinea	Silver	Morobe Consolidated Goldfields Limited	Hidden Valley	Open Pit	Mining Operations	Papua New Guinea Internal Revenue Commission	Royalties	—
***    The choices from the taxonomy are limited to three options, of which only one is a surface mine. As reclamation of tailings is not an available option, the open pit option was selected.